AMENDMENT NO. 1 TO AVAYA HOLDINGS CORP. EXECUTIVE COMMITTEE DISCRETIONARY ANNUAL INCENTIVE PLAN Effective as of February 11, 2016 THIS AMENDMENT NO. 1 TO AVAYA HOLDINGS CORP. EXECUTIVE COMMITTEE DISCRETIONARY ANNUAL INCENTIVE PLAN (this “First Amendment”), which amends that certain Executive Committee Discretionary Annual Incentive Plan of Avaya Holdings Corp. and its subsidiaries, which plan was effective as of October 15, 2013 (as it may be amended from time to time in accordance with the terms therein, the “EC DAIP”), is made, as of the date listed above, in accordance with the terms and conditions set forth in Section 8 of the EC DAIP. 1. DEFINED TERMS Capitalized terms that are used but not defined in this First Amendment shall have the meanings assigned to such terms in the EC DAIP. 2. AMENDMENT TO SECTION 4(B) Section 4(b) of the EC DAIP is amended and restated in its entirety as set forth below: “(b) The total amount paid with respect to all Awards for any Performance Period shall be determined by the Committee.” 3. NO OTHER EFFECT Except as set forth above, no provision of the EC DAIP is amended or modified and the EC DAIP, as modified as set forth above, remains in full force and effect. * * * * * * * * * * ** IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 11th day of February, 2016. AVAYA HOLDINGS CORP. By: ____/s/ Roger Gaston__________________ Roger Gaston Senior Vice President – Human Resources By: __/s/ Adele C. Freedman________________ Adele C. Freedman Corporate Secretary